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                                                   Exhibit 5


                       PROMISSORY NOTE



Loan Amount:  $1,999,998.00             Carlsbad, California
Interest Rate:  5.69%                         April 17, 1997


          FOR VALUE RECEIVED, the undersigned, Dennis J. Carlo ("Borrower"), hereby promises to pay to the order of Kevin B. Kimberlin ("Lender"), at 535 Madison Avenue, New York, New York 10022, or such other place as Lender may designate by written notice to Borrower, in lawful money of the United States of America, the principal sum of ONE MILLION NINE HUNDRED NINETY-NINE THOUSAND NINE HUNDRED NINETY-EIGHT DOLLARS ($1,999,998.00) or, if less, the aggregate of all amounts which Lender may, from time to time lend to Borrower, plus interest, to be paid as set forth below.

          All amounts lent to Borrower by Lender, and all payments made on account of principal hereof, shall be recorded by Lender on the grid on Schedule A to this Promissory Note (the "Note") and shall be presumptive evidence of the indebtedness of Borrower hereunder.

     1. Payments. The entire principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable three (3) years from the date hereof (the "Maturity Date"), provided, however, that if such day is not a Business Day (as defined below), then on the next succeeding Business Day. Interest on the outstanding principal balance hereunder shall accrue at the rate of 5.69% per annum, calculated on the basis of a three hundred and sixty-five day year compounded quarterly.

     2. Purpose of Note. Borrower acknowledges that the purpose of the loan evidenced by the Loan Agreement, of even date herewith, between Lender and Borrower ("the Loan Agreement"), and this Note is to provide financing for the purchase of up to 256,410 shares of The Immune Response Corporation's ("IRC") common stock and warrants to purchase up to 256,410 shares of such common stock pursuant to that certain Unit Purchase Agreement of even date herewith between Borrower and IRC (the "Unit Purchase Agreement").

     3. Prepayment. Borrower may prepay all or any portion of this Note at any time without penalty, fee or acceleration prior to the Maturity Date of this Note.

     4. Acceleration of Due Date. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall, at the election of Lender, become immediately due and payable upon the occurrence of any of the following, irrespective of the payment schedule set forth in Paragraph 1 of this Note:

          (a)  Any failure on the part of Borrower to
     make any payment under this Note when the same is due;

          (b)  Any failure on the part of Borrower to
     perform or observe any of his obligations, or Borrower's breach of any representation or warranty, under the Loan Agreement or any other security instrument which secures this Note as and when performance is due;

          (c)  If at any time Borrower shall admit in
     writing his inability to pay his debts as they become due, or shall make any assignment for the benefit of any creditors, or shall file a petition seeking any reorganization, arrangement, composition, readjustment or similar release under any present or future statute, law or regulation, or on the filing or commencement of any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding bankruptcy or insolvency.

     5. Collection Costs Borne by Borrower. Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender in any action brought to enforce the terms of this Note and/or to collect this Note, and any appeal thereof.

     6.   Miscellaneous.

     (a) No delay or omission on the part of Lender in exercising any right under this Note or under the Loan Agreement or any security agreement given to secure this Note shall operate as a waiver of such right or of any other right under this Note.

     (b) In the event of default under this Note, Borrower shall have fifteen (15) days from the date of notice of default and demand for payment in which to cure such default. Such notice may be by written notice mailed to Borrower at the last address given to Lender by Borrower and shall be deemed received three (3) days after being mailed by certified, first-class mail, return receipt requested or the next day mailed by overnight delivery.

     (c) Borrower hereby waives presentment for payment, demand, notice of demand and of dishonor and non-payment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against the Borrower, any endorsers, guarantors and sureties of this Note is expressly waived by each and all of such parties to the extent permitted by law. Time is of the essence under this Note.

     (d) Any payment hereunder shall first be applied to any collection costs, then against accrued and unpaid interest hereunder and then against the outstanding principal balance of this Note.

     7. Late Charge. If payment of principal or interest under this Note shall not be made within ten (10) days after the date due, Borrower agrees to pay, in addition to the unpaid principal or interest, a sum equal to four percent (4%) of the unpaid principal or interest, which sum Borrower agrees represents a fair and reasonable estimate, considering all of the circumstances existing on the date of this Note, of the costs and expenses incident to handling and collecting such delinquent payment that will be sustained by Lender due to the failure of Borrower to make timely payment. The parties further agree that proof of actual damages would be costly and impracticable. Such charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or under the Loan Agreement or from exercising any of the other rights and remedies of Lender.

     8. Governing Law. The Note shall be governed by the laws of the State of Delaware and shall be construed in accordance therewith. In any action brought or arising out of this Agreement, Lender and Borrower hereby consent to the jurisdiction of any federal or state court having proper venue within the State of New York and also consent to service of process by any means authorized by New York or federal law.

     9.   Definitions.

          Business Day.  As used in this Note the term
"Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday observed by employees of the State of California.

     10. Successors. This Note shall be binding upon Borrower and the personal representatives, heirs, successors and assigns of Borrower.

     11. Severability. If any part of this Note is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

     12. Maximum Interest Payable. All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned and the holder hereof.



                              -----------------------------
                                    Dennis J. Carlo
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                            SCHEDULE A




           Principal     Principal   Interest     Loan
Date       Loan          Payment     Payment      Balance     By
----       ---------     ---------   --------     -------     --

______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____
______     $_________    $_________  $_________   $________   ____